UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 25, 2006
THE OILGEAR COMPANY
(Exact name of Registrant as specified in its charter)

Wisconsin (State of Incorporation)	000-00822 (Commission File Number)	39-0514580 (I.R.S. Employer Identification No.)

2300 South 51st Street Post Office Box 343924 Milwaukee, Wisconsin (Address of principal executive offices)	53234-3924 (Zip Code)
(414) 327-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
On August 28, 2006, The Oilgear Company (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lincoln Acquisition Corp., a wholly-owned subsidiary of Mason Wells Buyout Fund II, Limited Partnership, an affiliate of the Milwaukee-based private equity firm Mason Wells (“Acquisition Corp.”). Under the Merger Agreement, Acquisition Corp. will be merged with and into the Company, with the Company being the surviving entity in the transaction (the “Merger”). Shareholders of the Company will receive cash consideration of $15.25 per share. The Merger is conditioned upon approval of the Company’s shareholders, Acquisition Corp. financing and various other customary conditions. Subject to those conditions, the transactions are expected to close prior to the end of 2006.
The Merger Agreement contains representations and warranties the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Merger Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable or were used for the purpose of allocating risk between the parties rather than establishing matters as facts, and no person should rely on the representations and warranties as statements of factual information.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein in its entirety. A press release announcing the Merger is attached hereto as Exhibit 99.1.
There are no material relationships between the Company or its affiliates and Acquisition Corp. or its affiliates other than the Merger Agreement, except that the inside directors and executive officers of the Company have executed voting agreements pursuant to which such persons have agreed to vote their shares in favor of the transaction.
Amendment to Change of Control Agreement
On August 25, 2006, the Company and David A. Zuege, the Company’s President and Chief Executive Officer, executed an amendment to the Change of Control Agreement between the Company and Mr. Zuege, dated December 8, 2003. Pursuant to the amendment, the present value of the lump sum cash payment payable to Mr. Zuege under Section 6 of the Change of Control Agreement will be reduced to an amount which (when combined with the present value of any other payments or benefits otherwise received or to be received by the Mr. Zuege from the Company that are deemed “parachute payments”) does not exceed 2.99 times the “base amount”, as that term is defined in the Change of Control Agreement. A copy of the amendment is attached hereto as Exhibit 10.1.
Item 9.01. Exhibits

Exhibit 2.1	Agreement and Plan of Merger by and between Lincoln Acquisition Corp. and The Oilgear Company dated August 28, 2006.

Exhibit 10.1	Change in Control Agreement Amendment for David A. Zuege, dated August 25, 2006.

Exhibit 99.1	Press release of the Company dated August 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 28, 2006	THE OILGEAR COMPANY
	By:	/s/ Thomas J. Price
Thomas J. Price, Vice President
Chief Financial Officer and Secretary

THE OILGEAR COMPANY
(the “Registrant”)
(Commission File No. 000-00822)
EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT
Date of Report: August 25, 2006

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and between Lincoln Acquisition Corp. and The Oilgear Company dated August 28, 2006.
10.1	Change in Control Agreement Amendment for David A. Zuege, dated August 25, 2006.
99.1	Press release of the Company dated August 28, 2006.